Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Bed Bath & Beyond Janet Barth – Investor Relations 908-613-5820 janet.barth@bedbath.com Jessica Joyce – Public Relations 908-613-5461 jessica.joyce@bedbath.com

ALLIANCE DATA'S CARD SERVICES BUSINESS AND BED BATH & BEYOND TO LAUNCH
LOYALTY-DRIVEN CO-BRAND CREDIT CARD

Program to leverage Alliance Data's innovative mobile and digital capabilities and multi-channel account acquisition solutions to assist Bed Bath & Beyond

PLANO, TX and UNION, NJ – June 7, 2016 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, and Bed Bath & Beyond Inc. (NASDAQ: BBBY), a retailer selling a wide assortment of domestic merchandise and home furnishings, today announced that Alliance Data Systems' Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and business credit programs and Bed Bath & Beyond Inc. have signed a new long-term agreement to develop a co-brand credit card program.

Alliance Data will develop a tailored marketing strategy for Bed Bath & Beyond and each of its concepts, utilizing its proven data-driven lifecycle marketing approach. The program will also offer an industry-leading value proposition resulting in deeper customer engagement. To attract new cardmembers, Alliance Data will employ its unique data assets and analytical marketing expertise to deliver custom insights and identify potential new customers for all of Bed Bath & Beyond's concepts.  The program will focus on a multi-channel approach leveraging some of Alliance Data's proprietary in-store, online and mobile capabilities.

Bed Bath & Beyond continuously seeks to provide innovative products, services and solutions that drive meaningful engagement with its customers, and this new multi-faceted relationship with Alliance Data is an important step forward in its mission to do more for and with its customers. The new Bed Bath & Beyond credit card program will reflect all that the brand represents and will be important not only to driving sales, but also to strengthening the relationships with its customers.

"It is truly a privilege to work with home goods category leader Bed Bath & Beyond. We are confident that our innovative marketing approach, premier predictive analytics and brand- and customer-centric philosophy perfectly align with Bed Bath & Beyond's goals of attracting new customers and increasing brand engagement among loyal cardmembers," said Melisa Miller, president of Alliance Data's card services business. "We look forward to delivering a differentiated value proposition and providing actionable insights that will drive both top-line and incremental sales for Bed Bath & Beyond."

About Bed Bath & Beyond Inc.
Bed Bath & Beyond Inc. and subsidiaries is a retailer selling a wide assortment of domestics merchandise and home furnishings which operates under the names Bed Bath & Beyond, Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, Harmon or Harmon Face Values, buybuy BABY and World Market, Cost Plus World Market or Cost Plus. Customers can purchase products from the Company either in-store, online, with a mobile device or through a contact center. The Company generally has the ability to have customer purchases picked up in-store or shipped direct to the customer from the Company's distribution facilities, stores or vendors. In addition, the Company operates Of a Kind, an e-commerce website that features specially commissioned, limited edition items from emerging fashion and home designers. The Company also operates Linen Holdings, a provider of a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates seven retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, worldmarket.com, buybuybaby.com, buybuybaby.ca, christmastreeshops.com, harmondiscount.com, and ofakind.com. As of February 27, 2016, the Company had a total of 1,530 stores operating in all 50 states, the District of Columbia, Puerto Rico and Canada, including 1,020 Bed Bath & Beyond stores, 276 stores under the names of World Market, Cost Plus World Market or Cost Plus, 105 buybuy BABY stores, 78 stores under the names Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, and 51 stores under the names Harmon or Harmon Face Values. In addition, the Company is a partner in a joint venture which operates seven stores in Mexico under the name Bed Bath & Beyond.

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and business products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit www.knowmoresellmore.com or follow us on Twitter @Know_SellMore.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.
Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and holds a majority interest in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.
Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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